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PROXY CARD

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY! SAMPLE BALLOT

VICTORY PORTFOLIOS II

VICTORY CEMP MULTI-ASSET BALANCED FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 10, 2016

The undersigned, revoking prior proxies, hereby appoints Christopher K. Dyer, Scott A. Stahorsky and Erin G. Wagner, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution and re-substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders (the “Special Meeting”) of the Victory CEMP Multi-Asset Balanced Fund (“Balanced Fund”) held of record, to be held at the offices of Victory Capital Management Inc., 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144 on June 10, 2016, at 10:00 A.M. Eastern Time, or at any adjournment thereof, upon the proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions?

If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (877) 283-0325.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on June 10, 2016.  The proxy statement and the accompanying notice of Special Meeting of Shareholders for this meeting are available at:  https://www.proxyonline.com/docs/Victory2016.pdf

Victory CEMP Multi-Asset Balanced Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

SIGNATURE (AND TITLE IF APPLICABLE)

Note:  Please sign this proxy exactly as your name or names appear hereon.  Each joint owner should sign.  Trustees and other fiduciaries should indicate the capacity in which they sign.  If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

DATE

SIGNATURE (IF HELD JOINTLY)
DATE

Title if a corporation, partnership or other entity
DATE

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.  THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

This proxy is solicited on behalf of the Board of Trustees, and the proposal (set forth below) has been proposed by the Board of Trustees.

When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated.  The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK.  Example:  •

FOR	AGAINST	ABSTAIN

To approve an Agreement and Plan of Reorganization providing for the acquisition of all of Balanced Fund’s assets by Victory Strategic Allocation Fund in exchange for shares of Strategic Allocation Fund with an aggregate value equal to the net asset value of Balanced Fund and Strategic Allocation Fund’s assumption of all of Balanced Fund’s liabilities.

O	O	O

THANK YOU FOR VOTING